                                                                     Exhibit 4.2


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                              AMENDED AND RESTATED
                                 TRUST AGREEMENT


                                     between


                       KEY BANK USA, NATIONAL ASSOCIATION
                                  as Depositor

                                       and

                       THE FIRST NATIONAL BANK OF CHICAGO,
                    not in its individual capacity but solely
                           as Eligible Lender Trustee


                           Dated as of January 1, 1999


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

                                TABLE OF CONTENTS
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                                                    ARTICLE I
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Definitions and Usage.............................................................................................1


                                                    ARTICLE II

                                                   Organization

         SECTION 2.01.  Name......................................................................................1
         SECTION 2.02.  Office....................................................................................2
         SECTION 2.03.  Purposes and Powers.......................................................................2
         SECTION 2.04.  Appointment of Eligible Lender Trustee....................................................2
         SECTION 2.05.  Initial Capital Contribution of Trust Estate..............................................2
         SECTION 2.06.  Declaration of Trust......................................................................3
         SECTION 2.07.  Liability of the Certificateholders.......................................................3
         SECTION 2.08.  Title to Trust Property...................................................................3
         SECTION 2.09.  Representations and Warranties of the Depositor...........................................4


                                                    ARTICLE III

                                   Trust Certificates and Transfer of Interests

         SECTION 3.01.  Initial Beneficial Ownership..............................................................5
         SECTION 3.02.  The Trust Certificates....................................................................5
         SECTION 3.03.  Authentication of Trust Certificates......................................................6
         SECTION 3.04.  Registration of Transfer and Exchange of Trust Certificates...............................6
         SECTION 3.05.  Mutilated, Destroyed, Lost or Stolen Trust Certificates...................................7
         SECTION 3.06.  Persons Deemed Owners.....................................................................7
         SECTION 3.07.  Access to List of Certificateholders' Names and Addresses.................................7
         SECTION 3.08.  Maintenance of Office or Agency...........................................................8
         SECTION 3.09.  Appointment of Certificate Paying Agent...................................................8
         SECTION 3.10.  Disposition by Depositor..................................................................9
         SECTION 3.11.  Book-Entry Certificates...................................................................9
         SECTION 3.12.  Notices to Clearing Agency...............................................................10
         SECTION 3.13.  Definitive Certificates..................................................................10
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                                                      ARTICLE IV

                                        Actions by Eligible Lender Trustee

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         SECTION 4.01.  Prior Notice to Certificateholders with Respect to Certain Matters.......................11
         SECTION 4.02.  Action by Certificateholders with Respect to Certain Matters.............................11
         SECTION 4.03.  Action by Certificateholders with Respect to Bankruptcy..................................12
         SECTION 4.04.  Restrictions on Certificateholders' Power................................................12
         SECTION 4.05.  Majority Control.........................................................................12


                                                     ARTICLE V

                                    Application of Trust Funds; Certain Duties

         SECTION 5.01.  Application of Trust Funds...............................................................12
         SECTION 5.02.  Method of Payment........................................................................13
         SECTION 5.03.  No Segregation of Moneys; No Interest....................................................13
         SECTION 5.04.  Accounting and Reports to the Noteholders, Certificateholders, the Internal
                                Revenue Service and Others.......................................................13
         SECTION 5.05.  Signature on Returns; Tax Matters Partner................................................14


                                                    ARTICLE VI

                                  Authority and Duties of Eligible Lender Trustee

         SECTION 6.01.  General Authority........................................................................14
         SECTION 6.02.  General Duties...........................................................................15
         SECTION 6.03.  Action upon Instruction..................................................................15
         SECTION 6.04.  No Duties Except as Specified in this Agreement, the Sale and Servicing
                                Agreement, the Supplemental Sale and Servicing Agreement or in
                                Instructions.....................................................................16
         SECTION 6.05.  No Action Except Under Specified Documents or Instructions...............................16
         SECTION 6.06.  Restrictions.............................................................................17


                                                    ARTICLE VII

                                      Concerning the Eligible Lender Trustee

         SECTION 7.01.  Acceptance of Trusts and Duties..........................................................17
         SECTION 7.02.  Furnishing of Documents..................................................................18
         SECTION 7.03.  Representations and Warranties...........................................................18
         SECTION 7.04.  Reliance; Advice of Counsel..............................................................19
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         SECTION 7.05.  Not Acting in Individual Capacity........................................................19
         SECTION 7.06.  Eligible Lender Trustee Not Liable for Trust Certificates or Financed Student
                                Loans............................................................................20
         SECTION 7.07.  Eligible Lender Trustee May Own Trust Certificates and Notes.............................20


                                                   ARTICLE VIII

                                      Compensation of Eligible Lender Trustee

         SECTION 8.01.  Eligible Lender Trustee's Fees and Expenses..............................................21
         SECTION 8.02.  Payments to the Eligible Lender Trustee..................................................21


                                                    ARTICLE IX

                                          Termination of Trust Agreement

         SECTION 9.01.  Termination of Trust Agreement...........................................................21
         SECTION 9.02.  Dissolution upon Insolvency of the Depositor.............................................22


                                                     ARTICLE X

                                      Successor Eligible Lender Trustees and
                                        Additional Eligible Lender Trustees

         SECTION 10.01.  Eligibility Requirements for Eligible Lender Trustee....................................23
         SECTION 10.02.  Resignation or Removal of Eligible Lender Trustee.......................................23
         SECTION 10.03.  Successor Eligible Lender Trustee.......................................................24
         SECTION 10.04.  Merger or Consolidation of Eligible Lender Trustee......................................24
         SECTION 10.05.  Appointment of Co-Eligible Lender Trustee or Separate Eligible Lender Trustee...........25


                                                    ARTICLE XI

                                                   Miscellaneous

         SECTION 11.01.  Supplements and Amendments..............................................................26
         SECTION 11.02.  No Legal Title to Trust Estate in Certificateholders....................................27
         SECTION 11.03.  Limitations on Rights of Others.........................................................27
         SECTION 11.04.  Notices.................................................................................27
         SECTION 11.05.  Severability............................................................................28
         SECTION 11.06.  Separate Counterparts...................................................................28
         SECTION 11.07.  Successors and Assigns..................................................................28
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         SECTION 11.08.  No Petition.............................................................................28
         SECTION 11.09.  No Recourse.............................................................................28
         SECTION 11.10.  Headings................................................................................29
         SECTION 11.11.  Governing Law...........................................................................29


         EXHIBIT A             Certificate
         EXHIBIT B             Form of Certificate Depository Agreement.
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

                  AMENDED AND RESTATED TRUST AGREEMENT (the "Trust Agreement") dated as of January 1, 1999, between KEY BANK USA, NATIONAL ASSOCIATION, a national banking association, as Depositor, and THE FIRST NATIONAL BANK OF CHICAGO, a national banking association, not in its individual capacity but solely as Eligible Lender Trustee, amending and restating that certain trust agreement (the "Original Trust Agreement") dated July 13, 1998 between the parties hereto.

                  WHEREAS the Original Trust Agreement was entered into as of July 13, 1998;

                  WHEREAS the Original Trust Agreement is hereby amended and restated in its entirety as of January 1, 1999, in order to, INTER ALIA, change the name of the Trust from "KeyCorp Student Loan Trust 1998-A" to "KeyCorp Student Loan Trust 1999-A" and to make such other changes and modifications as are set forth herein; and

                  WHEREAS, in connection therewith, the Depositor and the Eligible Lender Trustee agree that the terms and provisions of the Original Trust Agreement shall no longer have any force and effect with respect to any date on or after the date as of which this Amended and Restated Trust Agreement is being entered into (other than Section 4 thereof to the extent applicable to the allocation of collections, Interest Subsidy Payments and Special Allowance Payments accruing during any period prior to the Cutoff Date).

                  NOW, THEREFORE, the Depositor and the Eligible Lender Trustee hereby agree as follows:


                                    ARTICLE I

                              DEFINITIONS AND USAGE

                  Capitalized terms used but not defined herein are defined in Appendix A to the Sale and Servicing Agreement, which also contains rules as to construction and usage that shall be applicable herein.


                                   ARTICLE II

                                  ORGANIZATION

                  SECTION 2.01. NAME. The Trust created under the Original Trust Agreement shall be known as "KeyCorp Student Loan Trust 1999-A" (which was formerly named KeyCorp Student Loan Trust 1998-A under the Original Trust Agreement) in which name the Eligible Lender Trustee may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued.

                  SECTION 2.02. OFFICE. The office of the Trust shall be in care of the Eligible Lender Trustee at its Corporate Trust Office or at such other address as the Eligible Lender Trustee may designate by written notice to the holders of the Trust Certificates and the Depositor.

                  SECTION 2.03. PURPOSES AND POWERS. The purpose of the Trust is to engage in the following activities:

                 (i) to issue the Notes pursuant to the Indenture and the Trust Certificates pursuant to this Agreement and to sell the Notes and the Trust Certificates in one or more transactions;

                (ii) with the proceeds of the sale of the Notes and the Trust Certificates, to purchase the Financed Student Loans and to fund the Pre-Funding Account pursuant to the Sale and Servicing Agreement;

               (iii) to assign, grant, transfer, pledge, mortgage and convey the Trust Estate pursuant to the Indenture and to hold, manage and distribute to the holders of the Trust Certificates pursuant to the terms of the Sale and Servicing Agreement any portion of the Trust Estate released from the Lien of, and remitted to the Trust pursuant to, the Indenture;

                (iv) to enter into and perform its obligations under the Basic Documents to which it is to be a party;

                 (v) to engage in those activities, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

                (vi) subject to compliance with the Basic Documents, to engage in such other activities as may be required in connection with conservation of the Trust Estate and the making of distributions to the holders of the Trust Certificates, the holders of the Notes and the others specified in Section 5.05 of the Sale and Servicing Agreement.

The Trust shall not engage in any activity other than in connection with the foregoing or other than as required or authorized by the terms of this Agreement or the other Basic Documents.

                  SECTION 2.04. APPOINTMENT OF ELIGIBLE LENDER TRUSTEE. The Depositor hereby appoints the Eligible Lender Trustee as trustee of the Trust effective as of the date hereof, to have all the rights, powers and duties set forth herein.

                  SECTION 2.05. INITIAL CAPITAL CONTRIBUTION OF TRUST ESTATE. Pursuant to the Original Trust Agreement, the Depositor has sold, assigned, transferred, conveyed and set over to the Eligible Lender Trustee, as of the date thereof, the sum of $1.00. The Eligible Lender Trustee hereby acknowledges receipt in trust from the Depositor, as of the date thereof, of the foregoing contribution, which shall constitute the initial Trust Estate and shall be deposited in the

Collection Account. The Depositor shall pay the organizational expenses of the Trust as they may arise or shall, upon the request of the Eligible Lender Trustee, promptly reimburse the Eligible Lender Trustee for any such expenses paid by the Eligible Lender Trustee.

                  SECTION 2.06. DECLARATION OF TRUST. The Eligible Lender Trustee hereby declares that it will hold the Trust Estate in trust upon and subject to the conditions set forth herein for the use and benefit of the holders of the Trust Certificates, subject to the obligations of the Trust under the other Basic Documents. It is the intention of the parties hereto that the Trust constitute a trust under New York law and that this Agreement constitute the governing instrument of such trust. It is the intention of the parties hereto that, solely for income and franchise tax purposes, the Trust shall be treated as a partnership, with the assets of the partnership being the Financed Student Loans and other assets held by the Trust, the partners of the partnership being the holders of the Trust Certificates (including the Depositor in its capacity as recipient of distributions from the Reserve Accounts), and the Notes being debt of the partnership. The parties agree that, unless otherwise required by appropriate tax authorities, the Trust will file or cause to be filed annual or other necessary returns, reports and other forms consistent with the characterization of the Trust as a partnership for such tax purposes. Effective as of the date hereof, the Eligible Lender Trustee shall have all rights, powers and duties set forth herein with respect to accomplishing the purposes of the Trust.

                  SECTION 2.07. LIABILITY OF THE CERTIFICATEHOLDERS. (a) The Depositor shall be liable directly to and will indemnify the injured party for all losses, claims, damages, liabilities and expenses of the Trust (including Expenses, to the extent not paid out of the Trust Estate) to the extent that the Depositor would be liable if the Trust were a partnership under the Delaware Revised Uniform Limited Partnership Act in which the Depositor were a general partner; PROVIDED, HOWEVER, that the Depositor shall not be liable for any losses incurred by a holder of the Trust Certificates or a Certificate Owner in the capacity of an investor in the Trust Certificates or a holder of the Notes or a Note Owner in the capacity of an investor in the Notes. In addition, any third party creditors of the Trust (other than in connection with the obligations described in the preceding sentence for which the Depositor shall not be liable) shall be deemed third party beneficiaries of this paragraph. The obligations of the Depositor under this paragraph shall be evidenced by the Trust Certificates described in Section 3.10, which shall be deemed to be separate classes of Trust Certificates from all other Trust Certificates issued by the Trust; PROVIDED that the rights and obligations evidenced by all Trust Certificates, regardless of class, except as provided in this Section, shall be identical.

                  (b) No holder of a Trust Certificate, other than to the extent set forth in paragraph (a), shall have any personal liability for any liability or obligation of the Trust.

                  SECTION 2.08. TITLE TO TRUST PROPERTY. Legal title to all the Trust Estate shall be vested at all times in the Trust as a separate legal entity except where applicable law in any jurisdiction requires title to any part of the Trust Estate to be vested in a trustee or trustees, in which case title shall be deemed to be vested in the Eligible Lender Trustee, a co-trustee and/or a separate trustee, as the case may be; provided that, legal title to the Financed Student Loans shall be vested at all times in the Eligible Lender Trustee on behalf of the Trust.

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

                  SECTION 2.09. REPRESENTATIONS AND WARRANTIES OF THE DEPOSITOR. The Depositor hereby represents and warrants to the Eligible Lender Trustee that:

                  (a) The Depositor is duly organized and validly existing as a national banking association in good standing under the laws of the United States of America, with power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

                  (b) The Depositor has the corporate power and authority to execute and deliver this Agreement and to carry out its terms; the Depositor has full corporate power and authority to sell and assign the property to be sold and assigned to and deposited with the Trust (or with the Eligible Lender Trustee on behalf of the Trust) and the Depositor has duly authorized such sale and assignment and deposit to the Trust (or to the Eligible Lender Trustee on behalf of the Trust) by all necessary corporate action; and the execution, delivery and performance of this Agreement has been duly authorized by the Depositor by all necessary corporate action.

                  (c) This Agreement constitutes a legal, valid and binding obligation of the Depositor enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization and similar laws relating to creditors' rights generally or the rights of creditors of banks the deposit accounts of which are insured by the FDIC and subject to general principles of equity.

                  (d) The consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, the articles of association or by-laws of the Depositor, or any indenture, agreement or other instrument to which the Depositor is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than pursuant to the Basic Documents); nor violate any law or, to the Depositor's knowledge, any order, rule or regulation applicable to the Depositor of any court or of any Federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Depositor or its properties.

                  SECTION 2.10. FEDERAL INCOME TAX ALLOCATIONS. Net income of the Trust with respect to any Loan Group for any Collection Period as determined for Federal income tax purposes (and each item of income, gain, loss and deduction entering into the computation thereof) shall be allocated:

                  (a) among the holders of the Trust Certificates as of the close of business on the last day of such Collection Period, in proportion to their ownership of principal amount of Trust Certificates on such date, an amount of net income up to the sum of (i) the portion of the Certificateholders' Interest Distribution Amount and the Certificateholders' Interest Index Carryover if any, for the related Distribution Date allocable to such Collection

         Period, (ii) interest on the excess, if any, of the Certificateholders' Interest Distribution Amount for the preceding Distribution Date over the amount in respect of interest that is actually distributed to such holders of the Trust Certificates on such preceding Distribution Date, to the extent permitted by law, at the Certificate Rate for such Collection Period and (iii) the portion of the market discount on the Financed Student Loans accrued during such quarter that is allocable to the excess, if any, of the initial aggregate principal amount of the Trust Certificates over their initial aggregate issue price; and

                  (b) to the Depositor, to the extent of any remaining net income.

If the net income of the Trust for any month is insufficient for the allocations described in clause (a) above, subsequent net income shall first be allocated to make up such shortfall before being allocated as provided in the preceding sentence. Net losses of the Trust if any, for any month as determined for Federal income tax purposes (and each item of income, gain, loss and deduction entering into the computation thereof) shall be allocated to the Depositor to the extent the Depositor is reasonably expected to bear the economic burden of such net losses, and any remaining net losses shall be allocated among the remaining holders of the Trust Certificates as of the close of business on the last day of such month in proportion to their ownership of principal amount of Trust Certificates on such Record Date. The Depositor is authorized to modify the allocations in this paragraph if necessary or appropriate, in its sole discretion, for the allocations to fairly reflect the economic income, gain or loss to the Depositor or to the holders of the Trust Certificates, or as otherwise required by the Code.


                                   ARTICLE III

                  TRUST CERTIFICATES AND TRANSFER OF INTERESTS

                  SECTION 3.01. INITIAL BENEFICIAL OWNERSHIP. Upon the formation of the Trust by the contribution by the Depositor pursuant to Section 2.05 and until the issuance of the Trust Certificates, the Depositor shall be the sole beneficial owner of the Trust.

                  SECTION 3.02. THE TRUST CERTIFICATES. The Trust Certificates shall be issued in denominations of $1,000 or in integral multiples of $1,000 in excess thereof; PROVIDED, HOWEVER, that the Trust Certificates issued to the Depositor pursuant to Section 3.10 may be issued in such denomination as to include any residual amount. The Trust Certificates shall be in the form of Exhibit A hereto and shall be executed on behalf of the Trust by manual or facsimile signature of an authorized officer of the Eligible Lender Trustee. Trust Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be valid and binding obligations of the Trust, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the authentication and delivery of such Trust Certificates or did not hold such offices at the date of authentication and delivery of such Trust Certificates.

                  SECTION 3.03. AUTHENTICATION OF TRUST CERTIFICATES. Concurrently with the initial sale of the Financed Student Loans to the Trust pursuant to the Sale and Servicing Agreement, the Eligible Lender Trustee shall cause the Trust Certificates in an aggregate principal amount equal to the Initial Certificate Balance to be executed on behalf of the Trust, authenticated and delivered to or upon the written order of the Depositor, signed by its chairman of the board, its president or any vice president, without further action by the Depositor, in authorized denominations. No Trust Certificate shall entitle its holder to any benefit under this Agreement, or shall be valid for any purpose, unless there shall appear on such Trust Certificate a certificate of authentication substantially in the form set forth in Exhibit A, executed by the Eligible Lender Trustee or First Chicago Trust Company of New York, as the Eligible Lender Trustee's authenticating agent, by manual signature; such authentication shall constitute conclusive evidence that such Trust Certificate shall have been duly authenticated and delivered hereunder. All Trust Certificates shall be dated the date of their authentication. No further Trust Certificates shall be issued except pursuant to Section 3.04, 3.05 or 3.13 hereunder.

                  SECTION 3.04. REGISTRATION OF TRANSFER AND EXCHANGE OF TRUST CERTIFICATES. The Certificate Registrar shall keep or cause to be kept, at the office or agency maintained pursuant to Section 3.08, a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Eligible Lender Trustee shall provide for the registration of Trust Certificates and of transfers and exchanges of Trust Certificates as herein provided. The Eligible Lender Trustee shall be the initial Certificate Registrar.

                  Upon surrender for registration of transfer of any Trust Certificate at the office or agency maintained pursuant to Section 3.08, the Eligible Lender Trustee shall execute, authenticate and deliver (or shall cause First Chicago Trust Company of New York as its authenticating agent to authenticate and deliver), in the name of the designated transferee or transferees, one or more new Trust Certificates in authorized denominations of a like aggregate amount dated the date of authentication by the Eligible Lender Trustee or any authenticating agent. At the option of a holder of the Trust Certificates, Trust Certificates may be exchanged for other Trust Certificates of authorized denominations of a like aggregate amount upon surrender of the Trust Certificates to be exchanged at the office or agency maintained pursuant to Section 3.08.

                  Every Trust Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Eligible Lender Trustee and the Certificate Registrar duly executed by the holder of the Trust Certificates or his attorney duly authorized in writing, with such signature guaranteed by an "eligible guarantor institution" meeting the requirements of the Certificate Registrar, which requirements include membership or participation in Security Transfer Agent's Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Certificate Registrar in addition to, or in substitution for, STAMP, all in accordance with the Exchange Act. Each Trust Certificate surrendered for registration of transfer or exchange shall be cancelled and subsequently disposed of by the Eligible Lender Trustee in accordance with its customary practice.

                  No service charge shall be made for any registration of transfer or exchange of Trust Certificates, but the Eligible Lender Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Trust Certificates.

                  The preceding provisions of this Section notwithstanding, the Eligible Lender Trustee shall not be required to make and the Certificate Registrar need not register transfers or exchanges of Trust Certificates for a period of 15 days preceding any Distribution Date with respect to the Trust Certificates.

                  The Trust Certificates and any beneficial interest in such Trust Certificates may not be acquired by (a) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (b) an individual retirement account described in Section 408(a) of the Code or (c) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity (each, a "Benefit Plan"). By accepting and holding a Trust Certificate or an interest therein, the holder of the Trust Certificates thereof or Certificate Owner thereof shall be deemed to have represented and warranted that it is not a Benefit Plan.

                  SECTION 3.05. MUTILATED, DESTROYED, LOST OR STOLEN TRUST CERTIFICATES. If (a) any mutilated Trust Certificate shall be surrendered to the Certificate Registrar, or if the Certificate Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Trust Certificate, and
(b) there shall be delivered to the Certificate Registrar and the Eligible Lender Trustee such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Trust Certificate shall have been acquired by a bona fide purchaser, the Eligible Lender Trustee on behalf of the Trust shall execute and the Eligible Lender Trustee shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Trust Certificate, a new Trust Certificate of the same class in authorized denominations of like aggregate amount. In connection with the issuance of any new Trust Certificate under this Section, the Eligible Lender Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Trust Certificate issued pursuant to this Section shall constitute conclusive evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Trust Certificate shall be found at any time.

                  SECTION 3.06. PERSONS DEEMED OWNERS. Prior to due presentation of a Trust Certificate for registration of transfer, the Eligible Lender Trustee or the Certificate Registrar and any agent of any thereof may treat the Person in whose name any Trust Certificate shall be registered in the Certificate Register as the owner of such Trust Certificate for the purpose of receiving distributions pursuant to Section 5.01 and for all other purposes whatsoever, and neither the Eligible Lender Trustee, the Certificate Registrar nor any agent of any thereof shall be bound by any notice to the contrary.

                  SECTION 3.07. ACCESS TO LIST OF CERTIFICATEHOLDERS' NAMES AND ADDRESSES. The Eligible Lender Trustee shall furnish or cause to be furnished to the Depositor, within 15 days after receipt by the Eligible Lender Trustee of a request therefor from the Depositor in writing, a list, in such form as the Depositor may reasonably require, of the names and addresses of the holders of the Trust Certificates as of the most recent Record Date. If three or more holders of the Trust Certificates or one or more holders of the Trust Certificates evidencing not less than 25% of the Certificate Balance apply in writing to the Eligible Lender Trustee, and such application states that the applicants desire to communicate with other holders of the Trust Certificates with respect to their rights under this Agreement or under the Trust Certificates and such application is accompanied by a copy of the communication that such applicants propose to transmit, then the Eligible Lender Trustee shall, within five Business Days after the receipt of such application, afford such applicants access during normal business hours to the current list of the holders of the Trust Certificates. Upon receipt of any such application, the Eligible Lender Trustee will promptly notify the Depositor by providing a copy of such application and a copy of the list of the holders of the Trust Certificates produced in response thereto. Each holder of the Trust Certificates, by receiving and holding a Trust Certificate, shall be deemed to have agreed not to hold any of the Depositor, the Certificate Registrar or the Eligible Lender Trustee accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

                  SECTION 3.08. MAINTENANCE OF OFFICE OR AGENCY. The Eligible Lender Trustee shall maintain in the Borough of Manhattan, The City of New York, an office or offices or agency or agencies where Trust Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Eligible Lender Trustee in respect of the Trust Certificates and the other Basic Documents may be served. The Eligible Lender Trustee initially designates One First National Plaza, Suite 0126, Chicago, Illinois 60670, as its principal Corporate Trust Office. The Eligible Lender Trustee's New York office and its authenticating agent's office are located at First Chicago Trust Company of New York, 14 Wall Street, 8th Floor, New York, New York 10005, Attention: Corporate Trust Administration. The Eligible Lender Trustee shall give prompt written notice to the Depositor and to the holders of the Trust Certificates of any change in the location of the Certificate Register or any such office or agency.

                  SECTION 3.09. APPOINTMENT OF CERTIFICATE PAYING AGENT. The Certificate Paying Agent shall make distributions to the holders of the Trust Certificates from the amounts received from the Indenture Trustee out of the Trust Accounts pursuant to Section 5.01 and shall report the amounts of such distributions to the Eligible Lender Trustee. Any Certificate Paying Agent shall have the revocable power to receive such funds from the Indenture Trustee for the purpose of making the distributions referred to above. The Eligible Lender Trustee may revoke such power and remove the Certificate Paying Agent if the Eligible Lender Trustee determines in its sole discretion that the Certificate Paying Agent shall have failed to perform its obligations under this Agreement in any material respect. The Certificate Paying Agent shall initially be the Eligible Lender Trustee, and any co-paying agent chosen by the Eligible Lender Trustee, and acceptable to the Administrator (which consent shall not be unreasonably withheld). The Eligible Lender Trustee shall be permitted to resign as Certificate Paying Agent upon 30 days' written notice to the Administrator. In the event that the Eligible Lender Trustee shall no longer be the Certificate Paying Agent, the Eligible Lender Trustee, shall appoint a successor to act as Certificate Paying Agent (which shall be a bank or trust company). The Eligible Lender Trustee shall cause such successor Certificate Paying Agent or any additional Certificate Paying Agent appointed by the Eligible Lender Trustee to execute and deliver to the Eligible Lender Trustee an instrument in which such successor Certificate Paying Agent or additional Certificate Paying Agent shall agree with the Eligible Lender Trustee that as Certificate Paying Agent, such successor Certificate Paying Agent or additional Certificate Paying Agent will hold all sums, if any, held by it for payment to the holders of the Trust Certificates in trust for the benefit of the holders of the Trust Certificates entitled thereto until such sums shall be paid to such holders of the Trust Certificates. The Certificate Paying Agent shall return all unclaimed funds to the Eligible Lender Trustee and upon removal of a Certificate Paying Agent such Certificate Paying Agent shall also return all funds in its possession to the Eligible Lender Trustee. The provisions of Sections 7.01, 7.03, 7.04, 7.05 and 8.01 shall apply to the Eligible Lender Trustee also in its role as Certificate Paying Agent, for so long as the Eligible Lender Trustee shall act as Certificate Paying Agent and, to the extent applicable, to any other paying agent appointed hereunder. Any reference in this Agreement to the Certificate Paying Agent shall include any co-paying agent unless the context requires otherwise.

                  SECTION 3.10. DISPOSITION BY DEPOSITOR. On and after the Closing Date, the Depositor shall retain beneficial and record ownership of Trust Certificates representing at least 1% of the Certificate Balance. Any attempted transfer of any Trust Certificate that would reduce such interest of the Depositor below 1% of the Certificate Balance shall be void. The Eligible Lender Trustee shall cause any Trust Certificate issued to the Depositor on the Closing Date (and any Trust Certificate issued in exchange therefor) to contain a legend stating "THIS CERTIFICATE IS NONTRANSFERABLE".

                  SECTION 3.11. BOOK-ENTRY CERTIFICATES. The Trust Certificates, upon original issuance, will be issued in the form of a typewritten Trust Certificate or Trust Certificates representing Book-Entry Certificates, to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Trust; PROVIDED, HOWEVER, that one Definitive Certificate (as defined below) may be issued to the Depositor pursuant to Section 3.10. Such Book-Entry Certificate or Book-Entry Certificates shall initially be registered on the Certificate Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Certificate Owner (other than the Depositor) will receive a Definitive Certificate representing such Certificate Owner's interest in such Trust Certificate, except as provided in Section 3.13. Unless and until definitive, fully registered Trust Certificates (the "Definitive Certificates") have been issued to Certificate Owners pursuant to Section 3.13:

                 (i) the provisions of this Section shall be in full force and effect;

                (ii) the Certificate Registrar and the Eligible Lender Trustee shall be entitled to deal with the Clearing Agency for all purposes of this Agreement (including the payment of principal of and interest on the Trust Certificates and the giving of instructions or directions hereunder) as the sole holder of the Trust Certificates and shall have no obligation to the Certificate Owners;

               (iii) to the extent that the provisions of this Section conflict with any other provisions of this Agreement, the provisions of this Section shall control;

                (iv) the rights of Certificate Owners shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency and/or the Clearing Agency Participants. Pursuant to the Certificate Depository Agreement, unless and until Definitive Certificates are issued pursuant to Section 3.13, the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit payments of principal of and interest on the Trust Certificates to such Clearing Agency Participants; and

                 (v) whenever this Agreement requires or permits actions to be taken based upon instructions or directions of the holders of the Trust Certificates evidencing a specified percentage of the Certificate Balance, the Clearing Agency shall be deemed to represent such percentage only to the extent that it has received instructions to such effect from Certificate Owners and/or Clearing Agency Participants owning or representing, respectively, such required percentage of the beneficial interest in the Trust Certificates and has delivered such instructions to the Eligible Lender Trustee.

                  SECTION 3.12. NOTICES TO CLEARING AGENCY. Whenever a notice or other communication to the holders of the Trust Certificates is required under this Agreement, unless and until Definitive Certificates shall have been issued to Certificate Owners pursuant to Section 3.13, the Eligible Lender Trustee shall give all such notices and communications specified herein to be given to the holders of the Trust Certificates to the Clearing Agency, and shall have no obligations to the Certificate Owners.

                  SECTION 3.13. DEFINITIVE CERTIFICATES. If (i) the Administrator advises the Eligible Lender Trustee in writing that the Clearing Agency is no longer willing or able to discharge properly its responsibilities with respect to the Trust Certificates, and the Administrator is unable to locate a qualified successor, (ii) the Administrator at its option advises the Eligible Lender Trustee in writing that it elects to terminate the book-entry system through the Clearing Agency or (iii) after the occurrence of an Event of Default, a Servicer Default or an Administrator Default, Certificate Owners representing beneficial interests aggregating at least a majority of the Certificate Balance advise the Clearing Agency (which shall then notify the Eligible Lender Trustee) in writing that the continuation of a book-entry system through the Clearing Agency is no longer in the best interest of the Certificate Owners, then the Eligible Lender Trustee shall cause the Clearing Agency to notify all Certificate Owners of the occurrence of any such event and of the availability of the Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Eligible Lender Trustee of the typewritten Trust Certificate or Trust Certificates representing the Book-Entry Certificates by the Clearing Agency, accompanied by registration instructions, the Eligible Lender Trustee shall execute and authenticate the Definitive Certificates in accordance with the instructions of the Clearing Agency. Neither the Certificate Registrar nor the Eligible Lender Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates, the Eligible Lender Trustee shall recognize the registered holders of the Definitive Certificates as the holders of the Trust Certificates. The Definitive Certificates shall, at the expense of the Depositor, be printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the Eligible Lender Trustee, as evidenced by its execution thereof.


                                   ARTICLE IV

                       ACTIONS BY ELIGIBLE LENDER TRUSTEE

                  SECTION 4.01. PRIOR NOTICE TO CERTIFICATEHOLDERS WITH RESPECT TO CERTAIN MATTERS. With respect to the following matters, the Eligible Lender Trustee shall not take action unless at least 30 days before the taking of such action, the Eligible Lender Trustee shall have notified the holders of the Trust Certificates in writing of the proposed action and the holders of the Trust Certificates shall not have notified the Eligible Lender Trustee in writing prior to the 30th day after such notice is given that such holders of the Trust Certificates have withheld consent or provided alternative direction:

                  (a) the initiation of any material claim or lawsuit by the Trust (except claims or lawsuits brought in connection with the collection of the Financed Student Loans) and the compromise of any material action, claim or lawsuit brought by or against the Trust (except with respect to the aforementioned claims or lawsuits for collection of Financed Student Loans);

                  (b) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any holder of the Notes is required;

                  (c) the amendment of the Indenture by a supplemental indenture in circumstances where the consent of any holder of the Notes is not required and such amendment materially adversely affects the interest of the holders of the Trust Certificates;

                  (d) the amendment, change or modification of the Administration Agreement, except to cure any ambiguity or to amend or supplement any provision in a manner or add any provision that would not materially adversely affect the interests of the holders of the Trust Certificates; or

                  (e) the appointment pursuant to the Indenture of a successor Note Registrar, Certificate Paying Agent or Indenture Trustee or pursuant to this Agreement of a successor Certificate Registrar, or the consent to the assignment by the Note Registrar, Certificate Paying Agent or Indenture Trustee or Certificate Registrar of its obligations under the Indenture or this Agreement, as applicable.

                  SECTION 4.02. ACTION BY CERTIFICATEHOLDERS WITH RESPECT TO CERTAIN MATTERS. The Eligible Lender Trustee shall not have the power, except upon the direction of the holders of the Trust Certificates, to (a) remove the Servicer or the Administrator under the Sale and Servicing Agreement pursuant to
Section 8.01 thereof or (b) except as expressly provided in the Basic Documents, sell the Financed Student Loans after the termination of the Indenture. The

Eligible Lender Trustee shall take the actions referred to in the preceding sentence only upon written instructions signed by the holders of the Trust Certificates.

                  SECTION 4.03. ACTION BY CERTIFICATEHOLDERS WITH RESPECT TO BANKRUPTCY. The Eligible Lender Trustee shall not have the power to commence a voluntary proceeding in bankruptcy relating to the Trust without the unanimous prior approval of all holders of the Trust Certificates and the delivery to the Eligible Lender Trustee by each such holder of the Trust Certificates of a certificate certifying that such holder of the Trust Certificates reasonably believes that the Trust is insolvent.

                  SECTION 4.04. RESTRICTIONS ON CERTIFICATEHOLDERS' POWER. The holders of the Trust Certificates shall not direct the Eligible Lender Trustee to take or refrain from taking any action if such action or inaction would be contrary to any obligations of the Trust or the Eligible Lender Trustee under the Higher Education Act or this Agreement or any of the other Basic Documents or would be contrary to Section 2.03 nor shall the Eligible Lender Trustee be permitted to follow any such direction, if given.

                  SECTION 4.05. MAJORITY CONTROL. Except as expressly provided herein, any action that may be taken by the holders of the Trust Certificates under this Agreement may be taken by the holders of Trust Certificates evidencing not less than a majority of the sum of the Certificate Balances. Except as expressly provided herein, any written notice of the holders of the Trust Certificates delivered pursuant to this Agreement shall be effective if signed by holders of the Trust Certificates evidencing not less than a majority of the Certificate Balance at the time of the delivery of such notice.


                                    ARTICLE V

                   APPLICATION OF TRUST FUNDS; CERTAIN DUTIES

                  SECTION 5.01. APPLICATION OF TRUST FUNDS. (a) On each Distribution Date, the Eligible Lender Trustee will distribute to holders of the Certificates, on a pro rata basis, amounts received from the Indenture Trustee pursuant to Sections 5.05 and 5.06 of the Sale and Servicing Agreement on such Distribution Date.

                  (b) On each Distribution Date, the Eligible Lender Trustee shall send to each holder of the Trust Certificates the statement provided to the Eligible Lender Trustee by the Administrator pursuant to Section 5.07 of the Sale and Servicing Agreement on such Distribution Date.

                  (c) In the event that any withholding tax is imposed on the Trust's payment (or allocations of income) to a holder of the Trust Certificates, such tax shall reduce the amount otherwise distributable to such holder in accordance with this Section. The Eligible Lender Trustee is hereby authorized and directed to retain from amounts otherwise distributable to the holders of the Trust Certificates sufficient funds for the payment of any tax that is legally owed by the Trust (but such authorization shall not prevent the Eligible Lender Trustee from contesting any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The amount of any withholding tax imposed with respect to a holder of the Trust Certificates shall be treated as cash distributed to such holder of the Trust Certificates at the time it is withheld by the Trust to be remitted to the appropriate taxing authority. If there is a possibility that withholding tax is payable with respect to a distribution (such as a distribution to a non-U.S. holder of the Trust Certificates), the Eligible Lender Trustee in its sole discretion may (but unless otherwise required by law shall be obligated to) withhold such amounts in accordance with this paragraph (c). In the event that a holder of the Trust Certificates wishes to apply for a refund of any such withholding tax, the Eligible Lender Trustee shall reasonably cooperate with such holder in making such claim so long as such holder of the Trust Certificates agrees to reimburse the Eligible Lender Trustee for any out-of-pocket expenses incurred.

                  SECTION 5.02. METHOD OF PAYMENT. Subject to Section 9.01(c), distributions required to be made to the holders of the Trust Certificates on any Distribution Date shall be made to each such holder of record on the preceding Record Date either by wire transfer, in immediately available funds, to the account of such holder at a bank or other entity having appropriate facilities therefor, if such holder shall have provided to the Certificate Registrar appropriate written instructions signed by two authorized officers, if any, at least five Business Days prior to such Distribution Date and such holder's Trust Certificates in the aggregate evidence a denomination of not less than $1,000,000, or, if not, by check mailed to such holder at the address of such holder appearing in the Certificate Register; PROVIDED, HOWEVER, that, unless Definitive Certificates have been issued pursuant to Section 3.13, with respect to Trust Certificates registered on the Record Date in the name of the nominee of the Clearing Agency (initially, such nominee to be Cede & Co.), distributions will be made by wire transfer in immediately available funds to the account designated by such nominee. Notwithstanding the foregoing, the final distribution in respect of any Trust Certificate (whether on its Final Maturity Date or otherwise) will be payable only upon presentation and surrender of such Trust Certificate at the Corporate Trust Office of the Eligible Lender Trustee or such other location specified in writing to the holder thereof.

                  SECTION 5.03. NO SEGREGATION OF MONEYS; NO INTEREST. Subject to Section 5.01, moneys received by the Eligible Lender Trustee hereunder need not be segregated in any manner, except to the extent required by law or the Sale and Servicing Agreement and may be deposited under such general conditions as may be prescribed by law, and the Eligible Lender Trustee shall not be liable for any interest thereon.

                  SECTION 5.04. ACCOUNTING AND REPORTS TO THE NOTEHOLDERS, CERTIFICATEHOLDERS, THE INTERNAL REVENUE SERVICE AND OTHERS. The Eligible Lender Trustee shall (a) maintain (or cause to be maintained) the books of the Trust on a calendar year basis on the accrual method of accounting, (b) deliver to each holder of the Trust Certificates (and to each Person who was a holder of the Trust Certificates at any time during the applicable calendar year), as may be required by the Code and applicable Treasury Regulations, such information as may be required

(including Schedule K-1) to enable each such holder of the Trust Certificates to prepare its Federal and state income tax returns, (c) file such tax returns relating to the Trust (including a partnership information return, Internal Revenue Service Form 1065), and make such elections as may from time to time be required or appropriate under any applicable state or Federal statute or rule or regulation thereunder so as to maintain the Trust's characterization as a partnership for Federal income tax purposes, (d) cause such tax returns to be signed in the manner required by law and (e) collect or cause to be collected any withholding tax as described in and in accordance with Section 5.01(c) with respect to income or distributions to the holders of the Trust Certificates. The Eligible Lender Trustee shall elect under Section 1278 of the Code to include in income currently any market discount that accrues with respect to the Financed Student Loans. The Eligible Lender Trustee shall not make the election provided under Section 754 of the Code.

SECTION 5.05. SIGNATURE ON RETURNS; TAX MATTERS PARTNER. (a) The Eligible Lender Trustee shall sign on behalf of the Trust the tax returns of the Trust, unless applicable law requires a holder of the Trust Certificates to sign such documents, in which case such documents shall be signed by the Depositor.

                  (b) The Depositor shall be designated the "tax matters partner" of the Trust pursuant to Section 6231(a)(7)(A) of the Code and applicable Treasury Regulations.


                                   ARTICLE VI

                 AUTHORITY AND DUTIES OF ELIGIBLE LENDER TRUSTEE

                  SECTION 6.01. GENERAL AUTHORITY. The Eligible Lender Trustee is authorized and directed to execute and deliver the Basic Documents to which the Trust is to be a party and each certificate or other document attached as an exhibit to or contemplated by the Basic Documents to which the Trust is to be a party, in each case, in such form as the Depositor shall approve as evidenced conclusively by the Eligible Lender Trustee's execution thereof, and, on behalf of the Trust, to direct the Indenture Trustee to authenticate and deliver Notes in the aggregate principal amount of $______________. The Eligible Lender Trustee is also authorized and directed on behalf of the Trust (i) to acquire and hold legal title to the Financed Student Loans from the Depositor and (ii) to take all actions required pursuant to Section 4.02(c) of the Sale and Servicing Agreement, and otherwise follow the direction of and cooperate with the Administrator in submitting, pursuing and collecting any claims to and with the Department with respect to any Interest Subsidy Payments and Special Allowance Payments relating to the Financed Federal Loans.

                  In addition to the foregoing, the Eligible Lender Trustee is authorized, but shall not be obligated, to take all actions required of the Trust pursuant to the Basic Documents. The Eligible Lender Trustee is further authorized from time to time to take such action as the Administrator directs or instructs with respect to the Basic Documents and is directed to take such action to the extent that the Administrator is expressly required pursuant to the Basic Documents to cause the Eligible Lender Trustee to act.

                  SECTION 6.02. GENERAL DUTIES. It shall be the duty of the Eligible Lender Trustee to discharge (or cause to be discharged) all its responsibilities pursuant to the terms of this Agreement and the other Basic Documents to which the Trust is a party and to administer the Trust in the interest of the holders of the Trust Certificates, subject to and in accordance with the provisions of this Agreement and the other Basic Documents. Without limiting the foregoing, the Eligible Lender Trustee shall on behalf of the Trust file and prove any claim or claims that may exist on behalf of the Trust against the Depositor in connection with any claims paying procedure as part of an insolvency or a receivership proceeding involving the Depositor. Notwithstanding the foregoing, the Eligible Lender Trustee shall be deemed to have discharged its duties and responsibilities hereunder and under the other Basic Documents to the extent the Administrator has agreed in the Administration Agreement to perform any act or to discharge any duty of the Eligible Lender Trustee hereunder or under any other Basic Document, and the Eligible Lender Trustee shall not be held liable for the default or failure of the Administrator to carry out its obligations under the Administration Agreement. Except as expressly provided in the Basic Documents, the Eligible Lender Trustee shall have no obligation to administer, service or collect the Financed Student Loans or to maintain, monitor or otherwise supervise the administration, servicing or collection of the Financed Student Loans.

                  SECTION 6.03. ACTION UPON INSTRUCTION. (a) Subject to Article IV, Section 7.01 and in accordance with the terms of the Basic Documents, the holders of the Trust Certificates may by written instruction direct the Eligible Lender Trustee in the management of the Trust. Such direction may be exercised at any time by written instruction of the holders of the Trust Certificates pursuant to Article IV.

                  (b) The Eligible Lender Trustee shall not be required to take any action hereunder or under any other Basic Document if the Eligible Lender Trustee shall have reasonably determined, or shall have been advised by counsel, that such action is likely to result in liability on the part of the Eligible Lender Trustee or is contrary to the terms hereof or of any other Basic Document or is otherwise contrary to law.

                  (c) Whenever the Eligible Lender Trustee is unable to determine the appropriate course of action between alternative courses of action permitted or required by the terms of this Agreement or under any other Basic Document, the Eligible Lender Trustee shall promptly give notice (in such form as shall be appropriate under the circumstances) to the holders of the Trust Certificates requesting instruction as to the course of action to be adopted, and to the extent the Eligible Lender Trustee acts in good faith in accordance with any written instruction of the holders of the Trust Certificates received, the Eligible Lender Trustee shall not be liable on account of such action to any Person. If the Eligible Lender Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the other Basic Documents, as it shall deem to be in the best interests of the holders of the Trust Certificates, and shall have no liability to any Person for such action or inaction.

                  (d) In the event that the Eligible Lender Trustee is unsure as to the application of any provision of this Agreement or any other Basic Document or any such provision is ambiguous as to its application, or is, or appears to be, in conflict with any other applicable provision, or in the event that this Agreement permits any determination by the Eligible Lender Trustee or is silent or is incomplete as to the course of action that the Eligible Lender Trustee is required to take with respect to a particular set of facts, the Eligible Lender Trustee may give notice (in such form as shall be appropriate under the circumstances) to the holders of the Trust Certificates requesting instruction and, to the extent that the Eligible Lender Trustee acts or refrains from acting in good faith in accordance with any such instruction received, the Eligible Lender Trustee shall not be liable, on account of such action or inaction, to any Person. If the Eligible Lender Trustee shall not have received appropriate instruction within 10 days of such notice (or within such shorter period of time as reasonably may be specified in such notice or may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action, not inconsistent with this Agreement or the other Basic Documents, as it shall deem to be in the best interests of the holders of the Trust Certificates, and shall have no liability to any Person for such action or inaction.

                  SECTION 6.04. NO DUTIES EXCEPT AS SPECIFIED IN THIS AGREEMENT, THE SALE AND SERVICING AGREEMENT, THE SUPPLEMENTAL SALE AND SERVICING AGREEMENT OR IN INSTRUCTIONS. The Eligible Lender Trustee shall not have any duty or obligation to manage, make any payment with respect to, register, record, sell, service, dispose of or otherwise deal with the Trust Estate, or to otherwise take or refrain from taking any action under, or in connection with, any document contemplated hereby to which the Eligible Lender Trustee is a party, except as expressly provided by the terms of this Agreement, the Sale and Servicing Agreement, the Supplemental Sale and Servicing Agreement or in any document or written instruction received by the Eligible Lender Trustee pursuant to Section 6.03; and no implied duties or obligations shall be read into this Agreement or any other Basic Document against the Eligible Lender Trustee. The Eligible Lender Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to prepare or file any Commission filing for the Trust or to record this Agreement or any other Basic Document. The Eligible Lender Trustee nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any liens on any part of the Trust Estate that result from actions by, or claims against, The First National Bank of Chicago in its individual capacity or as the Eligible Lender Trustee that are not related to the ownership or the administration of the Trust Estate.

                  SECTION 6.05. NO ACTION EXCEPT UNDER SPECIFIED DOCUMENTS OR INSTRUCTIONS. The Eligible Lender Trustee shall not manage, control, use, sell, service, dispose of or otherwise deal with any part of the Trust Estate except
(i) in accordance with the powers granted to and the authority conferred upon the Eligible Lender Trustee pursuant to this Agreement, (ii) in accordance with the other Basic Documents to which it is a party and (iii) in accordance with any document or instruction delivered to the Eligible Lender Trustee pursuant to
Section 6.03.

                  SECTION 6.06. RESTRICTIONS. The Eligible Lender Trustee shall not take any action (a) that is inconsistent with the purposes of the Trust set forth in Section 2.03 or (b) that, to the actual knowledge of the Eligible Lender Trustee, would result in the Trust's becoming taxable as a corporation for Federal income tax purposes. The holders of the Trust Certificates shall not direct the Eligible Lender Trustee to take action that would violate the provisions of this Section.


                                   ARTICLE VII

                     CONCERNING THE ELIGIBLE LENDER TRUSTEE

                  SECTION 7.01. ACCEPTANCE OF TRUSTS AND DUTIES. The Eligible Lender Trustee accepts the trusts hereby created and agrees to perform its duties hereunder with respect to such trusts but only upon the terms of this Agreement. The Eligible Lender Trustee also agrees to disburse all moneys actually received by it constituting part of the Trust Estate upon the terms of this Agreement and the other Basic Documents. The Eligible Lender Trustee shall not be answerable or accountable hereunder or under any other Basic Document under any circumstances, except (i) for its own willful misconduct or negligence or (ii) in the case of the inaccuracy of any representation or warranty contained in Section 7.03 expressly made by the Eligible Lender Trustee. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

                  (a) the Eligible Lender Trustee shall not be liable for any error of judgment made by a responsible officer of the Eligible Lender Trustee;

                  (b) the Eligible Lender Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the direction or instructions of the Administrator or any holder of the Trust Certificates;

                  (c) subject to Section 7.07 hereof, no provision of this Agreement or any other Basic Document shall require the Eligible Lender Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder or under any other Basic Document, if the Eligible Lender Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

                  (d) under no circumstances shall the Eligible Lender Trustee be liable for indebtedness evidenced by or arising under any of the Basic Documents, including the principal of and interest on the Notes;

                  (e) the Eligible Lender Trustee shall not be responsible for or in respect of the validity or sufficiency of this Agreement or for the due execution hereof by the Depositor or for the form, character, genuineness, sufficiency, value or validity of any of the Trust Estate or for or in respect of the validity or sufficiency of the Basic Documents, other than the certificate of authentication on the Trust Certificates, and the Eligible Lender

         Trustee shall in no event assume or incur any liability, duty, or obligation to any holder of the Notes or to any holder of the Trust Certificates, other than as expressly provided for herein and in the other Basic Documents;

                  (f) subject to Section 7.07 hereof, the Eligible Lender Trustee shall not be liable for the action or inaction, default or misconduct of the Administrator, the Seller, the Indenture Trustee or any Servicer under any of the other Basic Documents or otherwise and the Eligible Lender Trustee shall have no obligation or liability to perform the obligations of the Trust under this Agreement or the other Basic Documents that are required to be performed by the Administrator under the Sale and Servicing Agreement, the Supplemental Sale and Servicing Agreement or the Administration Agreement, the Indenture Trustee under the Indenture or any Servicer under the Sale and Servicing Agreement or the Supplemental Sale and Servicing Agreement; and

                  (g) the Eligible Lender Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation under this Agreement or otherwise or in relation to this Agreement or any other Basic Document, at the request, order or direction of any of the holders of the Trust Certificates, unless such holders have offered to the Eligible Lender Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Eligible Lender Trustee therein or thereby. The right of the Eligible Lender Trustee to perform any discretionary act enumerated in this Agreement or in any other Basic Document shall not be construed as a duty, and the Eligible Lender Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act.

                  SECTION 7.02. FURNISHING OF DOCUMENTS. The Eligible Lender Trustee shall furnish to the holders of the Trust Certificates promptly upon receipt of a written request therefor, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and any other instruments furnished to the Eligible Lender Trustee under the Basic Documents.

                  SECTION 7.03. REPRESENTATIONS AND WARRANTIES. The Eligible Lender Trustee hereby represents and warrants to the Depositor, for the benefit of the holders of the Trust Certificates, that:

                  (a) It is a national banking association duly organized and validly existing in good standing under the laws of the United States and having an office located within the State of New York. It has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.

                  (b) It has taken all corporate action necessary to authorize the execution and delivery by it of this Agreement, and this Agreement will be executed and delivered by one of its officers who is duly authorized to execute and deliver this Agreement on its behalf.

                  (c) Neither the execution nor the delivery by it of this Agreement, nor the consummation by it of the transactions contemplated hereby nor compliance by it with any of the terms or provisions hereof will contravene any Federal or New York state law, governmental rule or regulation governing the banking or trust powers of the Eligible Lender Trustee or any judgment or order binding on it, or constitute any default under its charter documents or by-laws or any indenture, mortgage, contract, agreement or instrument to which it is a party or by which any of its properties may be bound.

                           (d) It is an "eligible lender" as such term is defined in Section 435(d) of the Higher Education Act, for purposes of holding legal title to the Financed Student Loans as contemplated by this Agreement and the other Basic Documents, has obtained a lender identification number with respect to the Trust from the Department and has in effect a Guarantee Agreement with each of the Guarantors with respect to the Financed Student Loans.

                  SECTION 7.04. RELIANCE; ADVICE OF COUNSEL (a) The Eligible Lender Trustee shall incur no liability to anyone in acting upon any signature, instrument, direction, notice, resolution, request, consent, order, certificate, report, opinion, bond, or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties. The Eligible Lender Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Eligible Lender Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter and such certificate shall constitute full protection to the Eligible Lender Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

                  (b) In the exercise or administration of the trusts hereunder and in the performance of its duties and obligations under this Agreement or the other Basic Documents, the Eligible Lender Trustee (i) may act directly or through its agents or attorneys pursuant to agreements entered into with any of them, and the Eligible Lender Trustee shall not be liable for the conduct or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the Eligible Lender Trustee with reasonable care, and (ii) may consult with counsel, accountants and other skilled persons to be selected with reasonable care and employed by it. The Eligible Lender Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the written opinion or advice of any such counsel, accountants or other such persons and not contrary to this Agreement or any other Basic Document.

SECTION 7.05. NOT ACTING IN INDIVIDUAL CAPACITY. Except as provided in this
Article VII, in accepting the trusts hereby created THE FIRST NATIONAL BANK OF CHICAGO acts solely as Eligible Lender Trustee hereunder and not in its individual capacity and all Persons having any claim against the Eligible Lender Trustee by reason of the transactions contemplated by this

Agreement or any other Basic Document shall look only to the Trust Estate for payment or satisfaction thereof.

                  Notwithstanding any other provision in this Agreement or the other Basic Documents, nothing in this Agreement or the other Basic Documents shall be construed to limit the legal responsibility of the Eligible Lender Trustee or the Indenture Trustee to the U.S. Secretary of Education or a Guarantor for any violations of statutory or regulatory requirements that may occur with respect to loans held by the Eligible Lender Trustee or the Indenture Trustee, pursuant to or to otherwise comply with the obligations under the Higher Education Act or implementing regulations.

                  SECTION 7.06. ELIGIBLE LENDER TRUSTEE NOT LIABLE FOR TRUST CERTIFICATES OR FINANCED STUDENT LOANS. The recitals contained herein and in the Trust Certificates (other than the signature and countersignature of the Eligible Lender Trustee on the Trust Certificates) shall be taken as the statements of the Depositor and the Eligible Lender Trustee assumes no responsibility for the correctness thereof. The Eligible Lender Trustee makes no representations as to the validity or sufficiency of this Agreement, the Trust Certificates or any other Basic Document (other than the signature and countersignature of the Eligible Lender Trustee on the Trust Certificates) or the Notes, or of any Financed Student Loan or related documents. Subject to
Section 7.07 hereof, the Eligible Lender Trustee shall at no time have any responsibility (or liability except for willfully or negligently terminating or allowing to be terminated any of the Guarantee Agreements, in a case where the Eligible Lender Trustee knows of any facts or circumstances which will or could reasonably be expected to result in any such termination) for or with respect to the legality, validity, enforceability and eligibility for Guarantee Payments, federal reinsurance, Interest Subsidy Payments or Special Allowance Payments, as applicable, of any Financed Student Loan, or for or with respect to the sufficiency of the Trust Estate or its ability to generate the payments to be distributed to holders of the Trust Certificates under this Agreement or the holders of the Notes under the Indenture, including: the existence and contents of any computer or other record of any Financed Student Loan; the validity of the assignment of any Financed Student Loan to the Eligible Lender Trustee on behalf of the Trust; the completeness of any Financed Student Loan; the performance or enforcement (except as expressly set forth in any Basic Document) of any Financed Student Loan; the compliance by the Depositor or any Servicer with any warranty or representation made under any Basic Document or in any related document or the accuracy of any such warranty or representation or any action or inaction of the Administrator, the Indenture Trustee or any Servicer or any subservicer taken in the name of the Eligible Lender Trustee.

                  SECTION 7.07. ELIGIBLE LENDER TRUSTEE MAY OWN TRUST CERTIFICATES AND NOTES The Eligible Lender Trustee in its individual or any other capacity may become the owner or pledgee of Trust Certificates or Notes and may deal with the Depositor, the Administrator, the Indenture Trustee and any Servicer in banking transactions with the same rights as it would have if it were not Eligible Lender Trustee.

                                  ARTICLE VIII

                     COMPENSATION OF ELIGIBLE LENDER TRUSTEE

                  SECTION 8.01. ELIGIBLE LENDER TRUSTEE'S FEES AND EXPENSES. The Eligible Lender Trustee shall receive as compensation for its services hereunder such fees as have been separately agreed upon before the date hereof between the Depositor and the Eligible Lender Trustee, and the Eligible Lender Trustee shall be entitled to be reimbursed by the Depositor, to the extent provided in such separate agreement, for its other reasonable expenses hereunder.

                  SECTION 8.02. PAYMENTS TO THE ELIGIBLE LENDER TRUSTEE. Any amounts paid to the Eligible Lender Trustee pursuant to Section 8.01 hereof or pursuant to Section 6.03 or 6.04 of the Sale and Servicing Agreement shall be deemed not to be a part of the Trust Estate immediately after such payment.


                                   ARTICLE IX

                         TERMINATION OF TRUST AGREEMENT

                  SECTION 9.01. TERMINATION OF TRUST AGREEMENT. (a) This Agreement (other than Article VIII) and the Trust shall terminate and be of no further force or effect upon the earlier of (i) the final distribution by the Eligible Lender Trustee of all moneys or other property or proceeds of the Trust Estate in accordance with the terms of the Indenture, the Sale and Servicing Agreement and Article V, (ii) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof, and
(iii) the time provided in Section 9.02. The bankruptcy, liquidation, dissolution, death or incapacity of any holder of the Trust Certificates, other than the Depositor as described in Section 9.02, shall not (x) operate to terminate this Agreement or the Trust, nor (y) entitle such holder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of all or any part of the Trust or Trust Estate nor (z) otherwise affect the rights, obligations and liabilities of the parties hereto.

                  (b) Except as provided in Section 9.01(a), neither the Depositor nor any holder of the Trust Certificates shall be entitled to revoke or terminate the Trust.

                  (c) Notice of any termination of the Trust, specifying the Distribution Date upon which the holders of the Trust Certificates shall surrender their Trust Certificates to the Certificate Paying Agent for payment of the final distribution and cancellation, shall be given promptly by the Eligible Lender Trustee by letter to the holders of the Trust Certificates mailed within five Business Days of receipt of notice of such termination from the Administrator given pursuant to
         Section 9.01(d) of the Sale and Servicing Agreement, stating (i) the Distribution Date upon which final payment of the Trust Certificates shall be made upon presentation and surrender of the Trust Certificates at the office of the Certificate Paying Agent therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Trust Certificates at the office of the Certificate Paying Agent therein specified. The Eligible Lender Trustee shall give such notice to the Certificate Registrar (if other than the Eligible Lender Trustee) and the Certificate Paying Agent at the time such notice is given to the holders of the Trust Certificates. Upon presentation and surrender of the Trust Certificates, the Certificate Paying Agent shall cause to be distributed to the holders of the Trust Certificates amounts distributable to such holders on such Distribution Date pursuant to Section 5.01.

                  In the event that all the holders of the Trust Certificates shall not surrender their Trust Certificates for cancellation within six months after the date specified in the above-mentioned written notice, the Eligible Lender Trustee shall give a second written notice to the remaining holders of the Trust Certificates to surrender their Trust Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Trust Certificates shall not have been surrendered for cancellation, the Eligible Lender Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining holders of the Trust Certificates concerning surrender of their Trust Certificates, and the cost thereof shall be paid out of the funds and other assets that shall remain subject to this Agreement. Any funds remaining in the Trust after exhaustion of such remedies and no later than five years after the first such notice shall be distributed by the Eligible Lender Trustee to the Depositor.

                  SECTION 9.02. DISSOLUTION UPON INSOLVENCY OF THE DEPOSITOR. In the event that an Insolvency Event shall occur with respect to the Depositor, this Agreement shall be terminated in accordance with Section 9.01 90 days after the date of such Insolvency Event, unless, before the end of such 90-day period, the Eligible Lender Trustee shall have received written instructions from the holders of the Trust Certificates (other than the Depositor) representing more than 50% of the Certificate Balance (not including the principal amount of Trust Certificates held by the Depositor), to the effect that each such party disapproves of the liquidation of the Financed Student Loans and termination of the Trust, in which event the Trust shall continue in accordance with the Basic Documents. Promptly after the occurrence of any Insolvency Event with respect to the Depositor, (i) the Depositor shall give the Indenture Trustee and the Eligible Lender Trustee written notice of such Insolvency Event, (ii) the Eligible Lender Trustee shall, upon the receipt of such written notice from the Depositor, give prompt written notice to the holders of the Trust Certificates and the Indenture Trustee, of the occurrence of such event and (iii) the Indenture Trustee shall, upon receipt of written notice of such Insolvency Event from the Eligible Lender Trustee or the Depositor, give prompt written notice to the holders of the Notes of the occurrence of such event; PROVIDED, HOWEVER, that any failure to give a notice required by this sentence shall not prevent or delay, in any manner, a termination of the Trust pursuant to the first sentence of this Section 9.02. Upon a termination pursuant to this Section, the Eligible Lender Trustee shall direct the Indenture Trustee promptly to sell the assets of the Trust (other than the Trust Accounts) in a commercially reasonable manner and on commercially reasonable terms.

                                    ARTICLE X

                     SUCCESSOR ELIGIBLE LENDER TRUSTEES AND
                       ADDITIONAL ELIGIBLE LENDER TRUSTEES

                  SECTION 10.01. ELIGIBILITY REQUIREMENTS FOR ELIGIBLE LENDER TRUSTEE. The Eligible Lender Trustee shall at all times be a corporation or association (i) qualifying as an "eligible lender" as such term is defined in
Section 435(d) of the Higher Education Act for purposes of holding legal title to the Financed Student Loans on behalf of the Trust, with a valid lender identification number with respect to the Trust from the Department; (ii) being authorized to exercise corporate trust powers and hold legal title to the Financed Student Loans; (iii) having in effect Guarantee Agreements with each of the Guarantors; (iv) having a combined capital and surplus of at least $50,000,000 and being subject to supervision or examination by Federal or state authorities; (v) incorporated or authorized to do business in the State of New York or which is a national bank having an office located within the State of New York; and (vi) having (or having a parent which has) a rating of at least Baa3 by Moody's. If the Eligible Lender Trustee shall publish reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section, the combined capital and surplus of the Eligible Lender Trustee shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Eligible Lender Trustee shall cease to be eligible in accordance with the provisions of this Section, the Eligible Lender Trustee shall resign immediately in the manner and with the effect specified in Section 10.02.

                  SECTION 10.02. RESIGNATION OR REMOVAL OF ELIGIBLE LENDER TRUSTEE. The Eligible Lender Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Administrator. Upon receiving such notice of resignation, the Administrator shall promptly appoint a successor Eligible Lender Trustee meeting the eligibility requirements of Section 10.01 by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Eligible Lender Trustee and one copy to the successor Eligible Lender Trustee. If no successor Eligible Lender Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Eligible Lender Trustee may petition any court of competent jurisdiction for the appointment of a successor Eligible Lender Trustee; PROVIDED, HOWEVER, that such right to appoint or to petition for the appointment of any such successor shall in no event relieve the resigning Eligible Lender Trustee from any obligations otherwise imposed on it under the Basic Documents until such successor has in fact assumed such appointment.

                  If at any time the Eligible Lender Trustee shall cease to be eligible in accordance with the provisions of Section 10.01 and shall fail to resign after written request therefor by the Administrator, or if at any time an Insolvency Event with respect to the Eligible Lender Trustee shall have occurred and be continuing, then the Administrator may remove the Eligible Lender Trustee. If the Administrator shall remove the Eligible Lender Trustee under the authority of the immediately preceding sentence, the Administrator shall promptly appoint a successor Eligible

Lender Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the outgoing Eligible Lender Trustee so removed and one copy to the successor Eligible Lender Trustee and payment of all fees owed to the outgoing Eligible Lender Trustee.

                  Any resignation or removal of the Eligible Lender Trustee and appointment of a successor Eligible Lender Trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor Eligible Lender Trustee pursuant to Section 10.03 and payment of all fees and expenses owed to the outgoing Eligible Lender Trustee. The Administrator shall provide notice of such resignation or removal of the Eligible Lender Trustee to each of the Rating Agencies.

                  SECTION 10.03. SUCCESSOR ELIGIBLE LENDER TRUSTEE. Any successor Eligible Lender Trustee appointed pursuant to Section 10.02 shall execute, acknowledge and deliver to the Administrator and to its predecessor Eligible Lender Trustee an instrument accepting such appointment under this Agreement, and thereupon the resignation or removal of the predecessor Eligible Lender Trustee shall become effective and such successor Eligible Lender Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor under this Agreement, with like effect as if originally named as Eligible Lender Trustee. The predecessor Eligible Lender Trustee shall upon payment of its fees and expenses deliver to the successor Eligible Lender Trustee all documents, statements, moneys and properties held by it under this Agreement and shall assign, if permissible, to the successor Eligible Lender Trustee the lender identification number obtained from the Department on behalf of the Trust; and the Administrator and the predecessor Eligible Lender Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Eligible Lender Trustee all such rights, powers, duties and obligations.

                  No successor Eligible Lender Trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor Eligible Lender Trustee shall be eligible pursuant to Section 10.01.

                  Upon acceptance of appointment by a successor Eligible Lender Trustee pursuant to this Section, the Administrator shall mail notice of the successor of such Eligible Lender Trustee to all holders of the Trust Certificates, the Indenture Trustee, all holders of the Notes and the Rating Agencies. If the Administrator shall fail to mail such notice within 10 days after acceptance of appointment by the successor Eligible Lender Trustee, the successor Eligible Lender Trustee shall cause such notice to be mailed at the expense of the Administrator.

                  SECTION 10.04. MERGER OR CONSOLIDATION OF ELIGIBLE LENDER TRUSTEE. Any corporation into which the Eligible Lender Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Eligible Lender Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Eligible Lender Trustee, shall, without the execution or filing of any instrument or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, be the successor of the Eligible Lender Trustee hereunder; PROVIDED that such corporation shall be eligible pursuant to Section 10.01; PROVIDED FURTHER that the Eligible Lender Trustee shall mail notice of such merger or consolidation to the Rating Agencies.

                  SECTION 10.05. APPOINTMENT OF CO-ELIGIBLE LENDER TRUSTEE OR SEPARATE ELIGIBLE LENDER TRUSTEE Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust may at the time be located, the Administrator and the Eligible Lender Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Eligible Lender Trustee, meeting the eligibility requirements of clauses (i) through (iii) of Section 10.01, to act as co-trustee, jointly with the Eligible Lender Trustee, or separate trustee or separate trustees, of all or any part of the Trust Estate, and to vest in such Person, in such capacity, such title to the Trust Estate, or any part thereof, and, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Administrator and the Eligible Lender Trustee may consider necessary or desirable. If the Administrator shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, the Eligible Lender Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee under this Agreement shall be required to meet the terms of eligibility as a successor trustee pursuant to clauses (iv) and (v) of Section 10.01 and no notice of the appointment of any co-trustee or separate trustee shall be required pursuant to Section 10.03.

                  Each separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

                 (i) all rights, powers, duties, and obligations conferred or imposed upon the Eligible Lender Trustee shall be conferred upon and exercised or performed by the Eligible Lender Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Eligible Lender Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Eligible Lender Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties, and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, solely at the direction of the Eligible Lender Trustee;

                (ii) no trustee under this Agreement shall be personally liable by reason of any act or omission of any other trustee under this Agreement; and

               (iii) the Administrator and the Eligible Lender Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee.

                  Any notice, request or other writing given to the Eligible Lender Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Eligible Lender Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Eligible Lender Trustee. Each such instrument shall be filed with the Eligible Lender Trustee and a copy thereof given to the Administrator.

                  Any separate trustee or co-trustee may at any time appoint the Eligible Lender Trustee as its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Eligible Lender Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.


                                   ARTICLE XI

                                  MISCELLANEOUS

                  SECTION 11.01. SUPPLEMENTS AND AMENDMENTS. This Agreement may be amended by the Depositor and the Eligible Lender Trustee, with prior written notice to the Rating Agencies, without the consent of any of the holders of the Notes or the holders of the Trust Certificates, to cure any ambiguity, to correct or supplement any provisions in this Agreement or for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions in this Agreement or of modifying in any manner the rights of the holders of the Notes or the holders of the Trust Certificates; PROVIDED, HOWEVER, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any holder of the Notes or holder of the Trust Certificates.

                  This Agreement may also be amended from time to time by the Depositor and the Eligible Lender Trustee, with prior written notice to the Rating Agencies, (i) with the consent of the holders of Notes evidencing not less than a majority of the Outstanding Amount of the Notes and (ii) with the consent of the holders of the Trust Certificates evidencing not less than a majority of the Certificate Balance for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the holders of the Notes or the holders of the Trust Certificates; PROVIDED, HOWEVER, that no such amendment shall (a) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Financed Student Loans or distributions that shall be required to be made for the benefit of the holders of any class of Notes or the holders of any class of Trust Certificates or (b) reduce the aforesaid percentage of the Outstanding Amount of the Notes and the Certificate Balances required to consent to any such amendment, without the consent of all the outstanding holders of the Notes and holders of the Trust Certificates.

                  Promptly after the execution of any such amendment or consent, the Eligible Lender Trustee shall furnish written notification of the substance of such amendment or consent to each holder of the Trust Certificates, the Indenture Trustee and each of the Rating Agencies.

                  It shall not be necessary for the consent of the holders of the Trust Certificates, the holders of the Notes or the Indenture Trustee pursuant to this Section to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of the holders of the Trust Certificates provided for in this Agreement or in any other Basic Document) and of evidencing the authorization of the execution thereof by holders of the Trust Certificates shall be subject to such reasonable requirements as the Eligible Lender Trustee may prescribe.

                  Prior to the execution of any amendment to this Agreement, the Eligible Lender Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement. The Eligible Lender Trustee may, but shall not be obligated to, enter into any such amendment which affects the Eligible Lender Trustee's own rights, duties or immunities under this Agreement or otherwise.

                  SECTION 11.02. NO LEGAL TITLE TO TRUST ESTATE IN CERTIFICATEHOLDERS. The holders of the Trust Certificates shall not have legal title to any part of the Trust Estate. The holders of the Trust Certificates shall be entitled to receive distributions with respect to their undivided beneficial ownership interest therein only in accordance with Articles V and IX. No transfer, by operation of law or otherwise, of any right, title, or interest of the holders of the Trust Certificates to and in their beneficial ownership interest in the Trust Estate shall operate to terminate this Agreement or the trusts hereunder or entitle any transferee to an accounting or to the transfer to it of legal title to any part of the Trust Estate.

                  SECTION 11.03. LIMITATIONS ON RIGHTS OF OTHERS. Except for
Section 2.07, the provisions of this Agreement are solely for the benefit of the Eligible Lender Trustee, the Depositor, the holders of the Trust Certificates, the Administrator and, to the extent expressly provided herein, the Indenture Trustee and the holders of the Notes, and nothing in this Agreement (other than Section 2.07), whether express or implied, shall be construed to give to any other Person any legal or equitable right, remedy or claim in the Trust Estate or under or in respect of this Agreement or any covenants, conditions or provisions contained herein.

                  SECTION 11.04. NOTICES. (a) Unless otherwise expressly specified or permitted by the terms hereof, all notices shall be in writing and shall be deemed given upon receipt by the intended recipient or three Business Days after mailing if mailed by certified mail, postage prepaid (except that notice to the Eligible Lender Trustee shall be deemed given only upon actual receipt by the Eligible Lender Trustee), if to the Eligible Lender Trustee, addressed to its Corporate Trust Office; if to the Depositor, addressed to Key Bank USA, National Association,

800 Superior Avenue, Cleveland, Ohio 44114, Attention: Senior Vice President, Education Lending, or, as to each party, at such other address as shall be designated by such party in a written notice to each other party.

                  (b) Any notice required or permitted to be given to a holder of the Trust Certificates shall be given by first-class mail, postage prepaid, at the address of such holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not such holder receives such notice.

                  SECTION 11.05. SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  SECTION 11.06. SEPARATE COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

                  SECTION 11.07. SUCCESSORS AND ASSIGNS. All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Depositor and its successors, the Eligible Lender Trustee and its successors, each holder of the Trust Certificates and its successors and permitted assigns, all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by a holder of the Trust Certificates shall bind the successors and assigns of such holder.

                  SECTION 11.08. NO PETITION. (a) The Depositor will not at any time institute against the Trust any bankruptcy proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Trust Certificates, the Notes, this Agreement or any of the other Basic Documents.

                  (b) The Eligible Lender Trustee (not in its individual capacity but solely as Eligible Lender Trustee), by entering into this Agreement, each holder of the Trust Certificates, by accepting a Trust Certificate, and the Indenture Trustee and each holder of the Notes by accepting the benefits of this Agreement, hereby covenant and agree that they will not at any time institute against the Depositor or the Trust, or join in any institution against the Depositor or the Trust of, any bankruptcy, reorganization, arrangement, insolvency, receivership or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Trust Certificates, the Notes, this Agreement or any of the other Basic Documents.

                  SECTION 11.09. NO RECOURSE. Each holder of the Trust Certificates by accepting a Trust Certificate acknowledges that such holder's Trust Certificates represent beneficial interests in the Trust only and do not represent interests in or obligations of the Seller, any Servicer, the Administrator, the Eligible Lender Trustee, the Indenture Trustee or any Affiliate thereof or any officer, director or employee of any thereof and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated in this Agreement, the Trust Certificates or the other Basic Documents.

                  SECTION 11.10. HEADINGS. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

                  SECTION 11.11. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Trust Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.


                                    THE FIRST NATIONAL BANK OF CHICAGO, not in its individual capacity but solely as Eligible Lender Trustee,



                                    By:_________________________________
                                    Name:
                                    Title:

                                    KEY BANK USA, NATIONAL ASSOCIATION,
                                    Depositor,

                                    By:_________________________________
                                    Name:
                                    Title:

                                                                       EXHIBIT A
                                                          TO THE TRUST AGREEMENT


                           [FORM OF TRUST CERTIFICATE]

                       SEE REVERSE FOR CERTAIN DEFINITIONS

         Unless this Trust Certificate is presented by an authorized representative of The Depository Trust Company, a New York Corporation ("DTC"), to the Issuer (as defined below) or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

         THIS TRUST CERTIFICATE MAY NOT BE ACQUIRED BY OR FOR THE ACCOUNT OF A BENEFIT PLAN (AS DEFINED BELOW). THIS CERTIFICATE IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY.

         [THIS TRUST CERTIFICATE IS NONTRANSFERABLE.](1)

         NUMBER
         R-                      $___________
                                   CUSIP NO.


                        KEYCORP STUDENT LOAN TRUST 1999-A

                     FLOATING RATE ASSET BACKED CERTIFICATE


         evidencing a fractional undivided interest in the Trust, as defined below, the property of which includes a pool of law school, medical school, dental school, graduate business school and other graduate school student loans sold to the Trust by Key Bank USA, National Association.

         (This Trust Certificate does not represent an interest in or obligation of Key Bank USA, National Association, the Servicer (as defined below), the Eligible Lender Trustee (as defined below) or any of their respective affiliates, except to the extent described below.)

______________________
(1) To be included only on the Certificates issued to the Seller (as defined below) on the Closing Date and any Certificates issued in exchange therefor.

                  THIS CERTIFIES THAT                 is the registered owner of
                dollars nonassessable, fully-paid, fractional undivided interest in the KeyCorp Student Loan Trust 1999-A (the "Trust"), a trust formed under the laws of the State of New York by Key Bank USA, National Association, a national banking association (the "Seller"). The Trust was created pursuant to a Trust Agreement dated as of July 13, 1998, as amended and restated as of January 1, 1999 (the "Trust Agreement"), between the Seller and The First National Bank of Chicago, a national banking association, not in its individual capacity but solely as eligible lender trustee on behalf of the Trust (the "Eligible Lender Trustee"), a summary of certain of the pertinent provisions of which is set forth below. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in Appendix A to the Sale and Servicing Agreement (the "Sale and Servicing Agreement") dated as of January 1, 1999, among the Trust, the Eligible Lender Trustee, the Seller, Pennsylvania Higher Education Assistance Agency, as servicer ( "Servicer"), EFS Services, Inc., as servicer ("Servicer"), and Key Bank USA, National Association, as administrator (the "Administrator"); such Appendix A also contains rules as to usage that shall be applicable herein.

                  This Certificate is one of the duly authorized Certificates designated as "Floating Rate Asset Backed Certificates" (herein called the "Trust Certificates"). Issued under the Indenture dated as of January 1, 1999, between the Trust and Bankers Trust Company, as Indenture Trustee, are Notes designated as "Floating Rate Asset Backed Notes" (the "Notes"). This Trust Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the holder of this Trust Certificate by virtue of the acceptance hereof assents and by which such holder is bound. The property of the Trust includes a pool of law school, medical school, dental school, graduate business school and other graduate school student loans (the "Financed Student Loans"), all moneys paid thereunder (except from the proceeds on any Guarantee Payments made by TERI) on or after January 1, 1999 (or, in the case of Financed Student Loans that constitute Additional Student Loans, on or after the respective Subsequent Cutoff Dates), certain bank accounts and the proceeds thereof and certain other rights under the Trust Agreement and the Sale and Servicing Agreement and all proceeds of the foregoing. The rights of the holders of the Trust Certificates to the assets of the Trust are subordinated to the rights of the holders of the Notes, as set forth in the Sale and Servicing Agreement.

                  Under the Trust Agreement, to the extent of funds available therefor, interest on the Certificate Balance of this Trust Certificate at the Certificate Rate for this Trust Certificate, and principal and certain other amounts will be distributed on the twenty-seventh day of each March, June, September and December (or, if such twenty-seventh day is not a Business Day, the next succeeding Business Day) (each a "Distribution Date"), commencing on June 28, 1999 to the person in whose name this Trust Certificate is registered at the close of business on the twenty-sixth day of the calendar month in which such Distribution Date occurs (the "Record Date"), in each case to the extent of such holder's fractional undivided interest in the amount or amounts to be distributed to the holders of the Trust Certificates on such Distribution Date pursuant to the Sale and Servicing Agreement.

                  The Trust Certificates may be paid in part, in certain circumstances on a pro rata basis among all holders of Securities, on June 28, 1999 to the extent the Subsequent Pool Pre-Funded Amount is greater than $10,000,000 as of the Special Determination Date after giving effect to the purchase of any Subsequent Pool Student Loans on such date.

                  Each holder of this Trust Certificate acknowledges and agrees that its rights to receive distributions in respect of this Trust Certificate from Available Funds and amounts on deposit in the Reserve Account are subordinated to the rights of the holders of the Notes as described in the Sale and Servicing Agreement and the Indenture.

                  It is the intent of the Seller, each Servicer, the Administrator, the holders of the Trust Certificates and the Certificate Owners that, for purposes of Federal income, state and local income and franchise and any other income taxes, the Trust will be treated as a partnership and the holders of the Trust Certificates (including the Depositor in its capacity as recipient of distributions from the Reserve Account) will be treated as partners in that partnership. The Depositor and the other holders of the Trust Certificates by acceptance of a Trust Certificate (and the Certificate Owners by acceptance of a beneficial interest in a Trust Certificate), agree to treat, and to take no action inconsistent with the treatment of, the Trust Certificates for such tax purposes as partnership interests in the Trust.

                  Each holder of a Trust Certificate or Certificate Owner, by its acceptance of a Trust Certificate or, in the case of a Certificate Owner, a beneficial interest in a Trust Certificate, covenants and agrees that such holder or Certificate Owner, as the case may be, will not at any time institute against the Seller or the Trust, or join in any institution against the Seller or the Trust of, any bankruptcy, reorganization, arrangement, insolvency, receivership or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Trust Certificates, the Notes, the Trust Agreement or any of the other Basic Documents.

                  The Trust Certificates do not represent an obligation of, or an interest in, the Seller, any Servicer, the Administrator, the Eligible Lender Trustee or any affiliates of any of them, and no recourse may be had against such parties or their assets, except as may be expressly set forth or contemplated herein, in the Trust Agreement or in the other Basic Documents. In addition, this Trust Certificate is not guaranteed by any governmental agency or instrumentality and is limited in right of payment to certain collections with respect to the Financed Student Loans, all as more specifically set forth in the Sale and Servicing Agreement. A copy of each of the Sale and Servicing Agreement and the Trust Agreement may be examined during normal business hours at the principal office of the Seller, and at such other places, if any, designated by the Seller, by any holder of the Trust Certificates upon request.

                  The Trust Certificates (including any beneficial interests therein) may not be acquired by or for the account of (i) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (ii) an individual retirement account described in Section 408(a) of the Internal Revenue Code of 1986, as amended, or (iii) any entity whose underlying assets include plan assets by reason of a plan's investment in the entity (each, a

"Benefit Plan"). By accepting and holding this Trust Certificate, the Holder hereof shall be deemed to have represented and warranted that it is not a Benefit Plan.

                  This Trust Certificate shall be construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

                  Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Eligible Lender Trustee or its authenticating agent, by manual signature, this Trust Certificate shall not entitle the holder hereof to any benefit under the Trust Agreement or the Sale and Servicing Agreement or be valid for any purpose.

                  IN WITNESS WHEREOF, the Eligible Lender Trustee on behalf of the Trust and not in its individual capacity has caused this Trust Certificate to be duly executed as of the date set forth below.

                                   KEYCORP STUDENT LOAN TRUST 1999-A

                                       By:   THE FIRST NATIONAL BANK OF CHICAGO,
                                             not in its individual capacity but
                                             solely as Eligible Lender Trustee,

                                             By:
                                                   -----------------------------
                                                   Authorized Signatory
Date:  February __, 1999

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Trust Certificates referred to in the within-mentioned Trust Agreement.


                                    THE FIRST NATIONAL BANK OF CHICAGO, not in its individual capacity but solely as Eligible Lender Trustee,

                                       By:

                                          --------------------------------------
                                                   Authorized Signatory


                                 OR

                                    THE FIRST NATIONAL BANK OF CHICAGO, not in its individual capacity but solely as Eligible Lender Trustee,

                                       By:    FIRST CHICAGO TRUST COMPANY OF
                                              NEW YORK, as Authenticating Agent,

                                       By:

                                          --------------------------------------
                                                   Authorized Signatory

Date:  February __, 1999

                                   ASSIGNMENT


          FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING NUMBER
OF ASSIGNEE


________________________________________________________________________________
(Please print or type name and address, including postal zip code, of assignee)


________________________________________________________________________________
the within Trust Certificate, and all rights thereunder, hereby irrevocably constituting and appointing


_____________________________________Attorney to transfer said Trust Certificate on the books of the Certificate Registrar, with full power of substitution in the premises.


Dated:

                                           __________________*
                                             Signature Guaranteed:


                                           __________________*



* NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Trust Certificate in every particular, without alteration, enlargement or any change whatever. Such signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company.